UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 16, 2015

TRHF COMPANY LIMITED, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1595140	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 5/F, CKK Commercial Center, 289 Hennessy Road, Hong Kong, China
(Address of principal executive offices)

852-28452283
(Registrant's telephone number, including area code)

LAGOON GROUP CORP.
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year.

Lagoon Group Corp. (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to change its name to TRHF Company Limited, Inc. and to increase the authorized shares of common stock from 75,000,000 to 600,000,000 (the “Amendments”). The name change was undertaken in order to more closely align with the operations of the Company going forward. The increase in authorized shares was undertaken to allow the Company to utilize the newly available shares to raise capital. The board of directors of the Company approved the Amendments on June 16, 2015. The shareholders of the Company approved of the Amendments by written consent on June 16, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1
Certificate of Amendment, changing the name of the Company from Lagoon Group Corp. to TRHF Company Limited, Inc. and increasing the authorized shares of common stock of the Company from 75,000,000 to 600,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRHF COMPANY LIMITED, INC.

July 7, 2015	By:	/s/ Song Zhilin
Song Zhilin
Director and Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Document Description

3.1
Certificate of Amendment, changing the name of the Company from Lagoon Group Corp. to TRHF Company Limited, Inc. and increasing the authorized shares of common stock of the Company from 75,000,000 to 600,000,000.